Exhibit 99.6

         (Text of graph posted to Ashland Inc.'s website concerning
                 Ashland Specialty Chemical's gross profit)

                  Gross Profit % - 3 Month Rolling Average


               2001       2002       2003       2004       2005       2006
              ------     ------     ------     ------     ------     ------

January        29.5       31.6       30.5       29.3       24.8       27.3
February       29.1       32.3       30.3       29.3       25.8       28.0
March          28.9       33.3       29.5       29.5       26.7       28.4
April          29.4       34.3       29.4       29.1       27.2       28.8
May            29.8       34.4       28.8       28.2       27.0       29.2
June           29.9       34.1       29.4       27.3       27.7       29.8
July           29.7       33.2       29.7       27.3       27.8
August         29.9       32.4       30.4       26.7       28.3
September      30.3       32.3       29.7       25.5       27.3
October        31.2       32.0       29.7       24.5       27.4
November       31.5       31.7       29.6       24.1       26.8
December       31.8       31.2       29.8       24.2       27.4


                 Gross Profit % - 12 Month Rolling Average

               2001       2002       2003       2004       2005       2006
              ------     ------     ------     ------     ------     ------

January        29.2       30.4       32.5       29.5       26.3       27.4
February       29.2       30.9       32.2       29.5       26.2       27.5
March          29.1       31.3       31.8       29.6       25.9       27.7
April          29.2       31.7       31.3       29.5       26.0       27.8
May            29.3       32.0       30.8       29.4       26.0       28.1
June           29.3       32.4       30.6       29.0       26.1       28.3
July           29.5       32.6       30.4       28.8       26.2
August         29.7       32.7       30.3       28.4       26.4
September      29.7       32.9       29.9       27.9       26.6
October        29.9       32.8       29.8       27.4       26.9
November       30.1       32.7       29.8       27.0       27.0
December       30.3       32.7       29.6       26.5       27.3


NOTE: Data will be separated between Ashland Performance Materials and Ashland Water Technologies as soon as it becomes available.